FIRST AMENDMENT
TO
STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "**Amendment**"), is dated as of February 1, 2012, and amends that certain Stock Purchase Agreement (the "**Agreement**") dated as of December 29, 2011, by and among Lily Group Inc, an Indiana corporation (the "**Company**"), Paul R. Risinger, the sole stockholder of the Company (the "**Stockholder**"), and VHGI Coal, Inc., a Delaware corporation ("**Purchaser**"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the parties hereto are the parties to the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement to the extent provided below;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

A. Amendment to Agreement. The Agreement is hereby amended as follows:

1. Three new recitals shall be added immediately prior to the clause beginning "NOW, THEREFORE," which recitals shall read:

> "WHEREAS, Purchaser has been incorporated, and is being capitalized with cash by its parent corporation, in connection with and as part of the transaction contemplated by this Agreement, in which the Stockholder is transferring the Outstanding Company Shares to Purchaser in exchange for the Share Consideration (as defined below) and the Note (as defined below); and
>
> WHEREAS, immediately after the consummation of (i) such capitalization by the Purchaser's parent and (ii) the transaction contemplated by this Agreement, such parent and the Stockholder, as transferors of property to the Company, shall be in control (as defined in Section 368(c) of the Code) of the Company; and
>
> WHEREAS, in light of the foregoing, and notwithstanding the use of the terms "sell," "purchase," "Purchaser" and the like in this Agreement, the Parties agree and intend that the transaction contemplated by this Agreement shall be governed by Section 351 of the Code, with Section 453 applicable to the Stockholder's receipt of the Note;"

2. All references to "Secured Note" shall be deleted and replaced with "Note" and all references to "Unsecured Note" shall be deleted..

3. Sections 2.2 and 2.3 are deleted in their entirety.

4. A new Section 3.19(r) shall be added, which shall read:

"The Company has elected, pursuant to Section 1362 of the Code, to be treated as an "S corporation" (as defined in Section 1361 of the Code) for Tax purposes, such election to be treated as an S corporation has been in effect for all taxable years of the Company since formation and is valid and effective under the Code, and the Company has no net unrealized built-in gain within the meaning of Section 1374 of the Code."

5. The reference to "9,400,000" in the first sentence of Section 5.3 is hereby deleted and replaced with "9,300,000".

6. A new Section 6.13 shall be added, which shall read:

Section 6.13 Intercreditor and Subordination Agreement. Upon the request of Purchaser, Stockholder agrees to enter into intercreditor and subordination agreements from time to time with Purchaser's senior lenders, including, but not limited to Platinum Partners Value Arbitrage, LP, and Purchaser with respect to the Note (the "**Subordination Agreements**").

7. Section 7.3(a)(ii) and 7.3(a)(iv) shall be deleted in their entirety.

8. A new Section 7.3(b)(vi) shall be added, which shall read:

"(vi) the Subordination Agreements executed by Stockholder."

9. "Termination Date" as set forth in Section 8.1(b) shall be March 15, 2012.

B. Exhibit B - Form of Note ($15M). to the Agreement is hereby deleted in its entirety and replaced with the Form of Note for $17 Million set forth in Exhibit A attached hereto.

C. Exhibit C – Form of Unsecured Note ($2M) to the Agreement is hereby deleted in its entirety.

D. Exhibit E – Pledge and Security Agreement to the Agreement is hereby deleted in its entirety.

E. Exhibit F – Form of Guaranty to the Agreement is hereby deleted in its entirety and replaced with the Form of Guaranty set forth in Exhibit B attached hereto.

F. In additions of the representations and warranties set forth in the Agreement, the Company and Stockholder represent and warrant that (1) the Agreement Regarding Use of

Hillenbrand Fish & Wildlife Area Property by and among State of Indiana, Department of Natural Resources, the Company and Western Pocahontas Properties Limited Partnership dated June 30, 2010 (the "**Hillenbrand Agreement**") is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by legal or equitable principles limiting the availability of equitable remedies, (2) the Company is in compliance in all material respects with all applicable terms and requirements of the Hillenbrand Agreement; (3) to the knowledge of the Company and Stockholder, each other Person that has or had any obligation or liability under the Hillenbrand Agreement is in compliance in all material respects with all applicable terms and requirements of the Hillenbrand Agreement; (4) no event has occurred or circumstance exists that (with or without notice or lapse of time) is likely to contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the Hillenbrand Agreement and (5) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material provision under the Hillenbrand Agreement and no Person has made written demand for such renegotiation.

G. The "Notes" column in the Schedules to be delivered by the Company and Stockholder pursuant to Section 6.2 of the Agreement are for reference purposes only and do not change the meaning or effect of any representations or warranties made by the Company or Stockholder in the Agreement.

H. From and after the Closing, Purchaser shall indemnify and hold Stockholder harmless from liability resulting from Stockholder's obligations under that certain personal guaranty of Stockholder guarantying the loan by Citizen's National Bank to the Company in the original principal amount of $952,500.

I. Miscellaneous.

1. As herein amended, the Agreement is hereby ratified to continue in full force and effect.

2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signatures on following page.

EXECUTED as of the date first above written.

VHGI COAL, INC.

By: ____________________, CEO
Douglas P. Martin,
Chief Executive Officer

LILY GROUP INC.

By: ____________________
Paul R. Risinger,
President

____
Paul R. Risinger

EXECUTED as of the date first above written.

VHGI COAL, INC.

By:________________________________
Douglas P. Martin,
Chief Executive Officer

LILY GROUP INC.

By:________________________________, PRESIDENT
Paul R. Risinger,
President

____
Paul R. Risinger

7907996v.3

Exhibit A
Form of $17M Note – see attached

Exhibit B

Form of Guaranty – see attached